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                                                                    EXHIBIT 10c1


                     FORTUNE BRANDS, INC. SUPPLEMENTAL PLAN
                                  (as amended)

          Section 1. PURPOSE. This Supplemental Plan is established in order to induce employees of outstanding ability to join or continue in the employ of the Company and to increase their efforts for its welfare by providing them with supplemental benefits that cannot be provided by the Company's tax qualified defined benefit and defined contribution plans as a result of Internal Revenue Code limitations.

          Section 2. DEFINITIONS. As used in this Plan, the following words shall have the following meanings:

          (a) "Actual Earnings" means all earnings of an employee in any Plan Year for Qualifying Employment including overtime and extra shift pay, holiday and vacation pay, amounts paid for periods of approved absence, back pay which has been either awarded or agreed to by the Company, earnings elected to be deferred by the Employee as tax deferred contributions under the Company's Profit-Sharing Plan, supplemental tax deferred amounts under this Plan, or as contributions under a plan established pursuant to Section 125 of the Internal Revenue Code, or under Section 119 of the Internal Revenue Code, and all compensation under the Management Incentive Plan and the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan paid during such Plan Year, but excluding (1) Worker's Compensation payments, (2) amounts paid by the Company for insurance, retirement or other benefits and bonuses, and (3) contributions to or allocations under any profit-sharing plan and benefits under this Plan or other benefits. The Actual Earnings of an employee covered under a disability income plan of the Company shall be deemed to continue as provided in the Retirement Plan.

          (b) "Affiliated Employment" means employment by any corporation which, at the time of such employment, is or was an affiliate of the Company or the Prior Company, or thereafter becomes or became an affiliate of the Company or the Prior Company. "Affiliated Plan" means a defined benefit pension plan by which an employee
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of the Company had been covered during Affiliated Employment.

          (c) "Allocation" means the sum of the Company contribution, tax deferred contribution elected by a Profit-Sharing Plan member and the related matching contribution allocated to the accounts of a Profit-Sharing Plan member under the Profit-Sharing Plan for a Plan Year, but shall not include any tax deferred contribution to the Profit-Sharing Plan elected by a Profit-Sharing Plan member for any Plan Year in excess of $7,000 (or such greater amount permitted for such Plan Year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate with respect to arrangements qualified under Section 401(k) of the Internal Revenue Code).

          (d) "Average Actual Earnings" means the total Actual Earnings of an employee in the five consecutive Plan Years of Qualifying Employment that provide the highest aggregate of Actual Earnings, divided by five. If an employee's consecutive Plan Years of Qualifying Employment within such period are less than five, "Average Actual Earnings" means his total Actual Earnings during the five Plan Years (or fewer) of Qualifying Employment that provide the highest aggregate of Actual Earnings, divided by the number of such Plan Years of Qualifying Employment and fractions thereof.

          (e) "Committee" means the Corporate Employee Benefits Committee of the Company.

          (f) "Company" means Fortune Brands, Inc., a Delaware corporation, its successors and assigns. "Prior Company" means American Brands, Inc., a New Jersey corporation organized under an Agreement of Consolidation in 1904.

          (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (h) "Executive Participant" means an employee of the Company who is within the category of a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA and who either holds or held the office of a Vice President of the Company or any office senior thereto or, during the current Plan Year or a

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prior Plan Year, was covered under the Fortune Brands, Inc. Annual Executive
Incentive Compensation Plan or the Company's Management Incentive Plan or any successor programs and is in pay grade M009 or a higher pay grade.

          (i) "415 Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 415 of the Internal Revenue Code to limit (i) annual Retirement Plan benefits pursuant to Section 415(b) thereof,
(ii) annual additions to the Profit-Sharing Plan pursuant to Section 415(c) thereof and (iii) the aggregate of annual Retirement Plan benefits and additions to the Profit-Sharing Plan pursuant to Section 415(e) thereof.

          (j) "401(a)(17) Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 401(a)(17) of the Internal Revenue Code to limit compensation considered for purposes of computing Retirement Plan benefits and Profit-Sharing Plan contributions to $150,000 (or such greater amount permitted for such year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate).

          (k) "404(l) Limitation" means the limitation imposed by Section 404(l) of the Internal Revenue Code on the maximum tax deductible contribution to the Profit-Sharing Plan.

          (l) "Grantor Trust" means a trust for the benefit of an Executive Participant established pursuant to Section 6 to provide for the payment of benefits under this Plan.

          (m) "Highly Compensated Employee" means an employee or former employee of the Company who comes within the definition of a highly compensated employee set forth in Section 414(q) of the Internal Revenue Code (or any successor provision) for any Plan Year.

          (n) "Normal Retirement Date" means the last day of the calendar month in which a person's 65th birthday occurs.

          (o) "Qualifying Employment" means the sum of Service and Affiliated Employment.

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          (p) "Plan Year" means the calendar year.

          (q) "Profit-Sharing Plan" means the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies, as amended from time to time.

          (r) "Retirement Plan" means the Retirement Plan for Employees and Former Employees of Fortune Brands, Inc., as amended from time to time.

          (s) "Segregated Account" means an account established with a bank or other financial institution approved by the Company, or other form of segregated account approved by the Company, established pursuant to Section 6 by or for the benefit of an Executive Participant to provide for the payment of benefits under this Plan.

          (t) "Service" means employment by the Company or the Prior Company.

          (u) "Surviving Spouse" means the surviving husband or wife of an employee of the Company who has been married to the employee throughout the one-year period ending on the date of the death of such employee.

          (v) "Tax Deferred Contributions" means salary reduction contributions elected to be made to the Profit-Sharing Plan pursuant to Section 401(k) of the Internal Revenue Code.

          Section 3. SUPPLEMENTAL RETIREMENT BENEFITS. (a) Each person who was at any time a Highly Compensated Employee and to whom benefits become payable under the Retirement Plan shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and the Affiliated Plans and (ii) the benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein; provided, however, that for purposes of computing the amount of benefit under this Plan, years of Qualifying Employment shall not exceed 35. If such a Highly Compensated Employee's Surviving Spouse is entitled to a pre-retirement spouse's benefit under the Retirement Plan and subject to Section 6, the Surviving Spouse shall be paid a benefit hereunder equal to the

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difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein.

          (b) Each Executive Participant who holds the office of Vice President of the Company, or any office senior thereto on April 27, 1999, or any Executive Participant who is thereafter elected to the office of Vice President of the Company, or any office senior thereto, and is designated by the Compensation and Stock Option Committee of the Company to receive the benefit set forth in this
Section 3(b), shall retire hereunder at the date of his termination of employment and be paid a supplemental annual retirement benefit under this Plan equal to 52 1/2% of the Executive Participant's Average Actual Earnings reduced
(i) for an Executive Participant who retires prior to Normal Retirement Date with less than 35 years of Qualifying Employment by 1 1/2% of Average Actual Earnings for each year and fraction thereof that the Executive Participant's retirement date precedes Normal Retirement Date and further reduced (ii) by benefits payable under the Retirement Plan, the Affiliated Plans and the defined benefit pension plans of any other prior employer and supplemental retirement benefits payable under paragraphs (a) and (d) of this Section 3. If a pre-retirement spouse's benefit is payable under the Retirement Plan to the Surviving Spouse of an Executive Participant who is entitled to receive the benefit set forth in this Section 3(b), or if an Executive Participant who is entitled to receive the benefit set forth in this Section 3(b) dies before supplemental retirement benefits commence with a Surviving Spouse eligible for a spouse's benefit under the Retirement Plan, the Surviving Spouse shall be paid a benefit hereunder, subject to Section 6, equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and
(ii) the spouse's benefit that would have been payable if the Executive Participant's benefit had been calculated in accordance with the formula set forth in the first sentence of this paragraph (b) of this Section 3 (prior to any reduction for calculating the spouse's benefit).

          (c) Subject to Section 6, the supplemental retirement benefits provided by this Plan shall be paid to the Executive Participant or Highly Compensated

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Employee (or to any beneficiary designated by him in accordance with the
Retirement Plan, or to his Surviving Spouse if eligible for a spouse's benefit under the Retirement Plan) concurrently with the payment of the benefits payable under the Retirement Plan and in a form permitted thereby. In the event the supplemental retirement benefit commences prior to Normal Retirement Date or is payable in a form other than an annuity for the life of the former employee only, the supplemental retirement benefit shall be adjusted to the same extent as under the Retirement Plan. The Committee may, however, direct that the supplemental retirement benefit payable with respect to a former employee be paid as an actuarially equivalent single sum payment (and shall direct that any supplemental retirement benefit with a present value of less than $3,500 shall be paid as an actuarially equivalent single sum payment), provided that (except for a distribution to pay taxes as provided in Section 5 and except as provided in Section 6) no such payment may be made prior to termination of Qualifying Employment or prior to the date that benefits may become payable under the Retirement Plan. In determining actuarial equivalency of a single sum payment in cash, the interest rate used shall be equal to the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months and the mortality table used at the time under the Retirement Plan for funding purposes. For any Executive Participant who terminates Qualifying Employment between May 1 and December 31, 1997, however, the interest rate used shall be whichever of the following results in the greater benefit: (i) 120% of the applicable monthly immediate annuity purchase rate which would be used by the Pension Benefit Guaranty Corporation for the month of termination of Qualifying Employment, for the purpose of determining the present value of a single sum distribution on plan termination, (ii) 120% of the average of the applicable monthly annuity purchase rates which would be used by the Pension Benefit Guaranty Corporation for the month of termination of Qualifying Employment and the prior five months and (iii) the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months.

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          (d) Each Executive Participant shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and (ii) the benefit that would have been payable under the Retirement Plan if the Executive Participant had accrued a benefit thereunder for his full period of Service (not in excess of 35 years). If a pre-retirement spouse's benefit is payable under the Retirement Plan to the Surviving Spouse of an Executive Participant, or if an Executive Participant dies before the benefits payable hereunder commence with a Surviving Spouse eligible for a spouse's benefit under the Retirement Plan, the Surviving Spouse shall be paid a benefit hereunder, subject to Section 6, equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and (ii) the spouse's benefit that would have been payable if the Participant's benefit had been calculated in accordance with the formula set forth in the first sentence of this paragraph (d) of this Section 3 (prior to any reduction for calculating the spouse's benefit). The benefit provided by this paragraph (d) of this
Section 3 shall be forfeitable if the Participant's Retirement Plan benefit is forfeitable.

          (e) An Executive Participant (1) who has attained age 50 and who has completed at least nine years of Qualifying Employment as of December 31, 1999,
(2) who is classified by the Company as being actively at work on April 27, 1999, (3) who is not a Vice President or a more senior officer of the Company and (4) who has elected on or before June 11, 1999 to voluntarily retire and does retire between June 30, 1999 and December 31, 1999 pursuant to the Company's Voluntary Early Retirement Incentive Program and who executes a Waiver and Release substantially in the form of Exhibit A attached hereto shall be eligible for a retirement benefit hereunder that is not reduced for early payment pursuant to the second sentence of Section 3(c). An Executive Participant who meets the requirements of clauses (2), (3) and (4) and does not meet the requirements of clause (1) but is within one year of meeting such requirements shall also be eligible for the enhanced retirement pension provided by this Section 3(e). Each such Executive Participant shall be credited with additional Service of three years, provided, however, that no Executive Participant shall be credited with more than 38 years of Service. In addition, an employee of the Company in pay grade M008 who meets the eligibility requirements set forth in this

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Section 3(e) except for not being an Executive Participant shall be eligible to elect the enhanced early retirement benefit and be paid an amount under this Plan equal to the difference between (i) the benefit paid under the Retirement Plan and (ii) the benefit that would have been payable under the Retirement Plan if the enhanced retirement benefit provided for herein were paid under the Retirement Plan. Notwithstanding anything else in this Plan to the contrary, the amount set forth in the preceding sentence shall be paid in a single sum in cash and shall be calculated using the interest rate equal to the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months and the mortality table used at the time under the Retirement Plan for funding purposes.

          Section 4. SUPPLEMENTAL PROFIT-SHARING BENEFITS. (a) In the event that the Allocation under the Profit-Sharing Plan is limited by the 401(a)(17) Limitations and the 415 Limitations for 1987 or any subsequent Plan Year for a Highly Compensated Employee, the Highly Compensated Employee shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between (i) the Allocation actually made to the Highly Compensated Employee and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year if the 401(a)(17) Limitations and the 415 Limitations were not contained therein. In addition, in the event the contribution to the Profit-Sharing Plan for any Plan Year is limited by the 404(l) Limitation, each Highly Compensated Employee shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between (i) the Allocation actually made to the Highly Compensated Employee and
(ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year for such Highly Compensated Employee if the contribution to the Profit-Sharing Plan was not limited by the 404(l) Limitation.

          (b) Except as provided in Section 6, the award for any Plan Year shall be made as of the first day of the following year and shall be deemed to be thereafter invested in an interest bearing investment selected by the Trusts Investment Committee (or successor committee) of the Company. The amount of a Highly Compensated Employee's or Executive Participant's supplemental

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profit-sharing benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (c) Supplemental profit-sharing awards and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (d) Supplemental profit-sharing plan benefits shall be paid by a single sum payment as soon as practicable following termination of Qualifying Employment, subject to Section 6.

          (e) Subject to Section 6, a Highly Compensated Employee may designate a beneficiary to receive the unpaid portion of his supplemental profit-sharing benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it signed by the Highly Compensated Employee. If no effective designation of beneficiary shall be on file with the Committee when supplemental profit-sharing benefits would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or, if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or to such other person or persons as the Committee may determine.

          Section 5. FUNDING. Benefits under this Plan shall not initially be funded in order that the Plan may be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Committee shall maintain records of supplemental profit-sharing awards and supplemental tax deferred amounts and related Company matching awards pursuant to Section 7 and the assumed investment thereof and records for the calculation of supplemental retirement benefits. The Company may, however, segregate assets which are intended to be a source for payment of benefits hereunder for Executive Participants. In the event benefits are hereafter determined to be taxable for Executive Participants prior to actual receipt thereof and subject to Section 6, a payment shall be made to such

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Executive Participants in an amount sufficient to pay such taxes notwithstanding that the Executive Participant may not then have terminated Qualifying
Employment or that the payment is being made prior to the date that benefits would otherwise be paid under the Retirement Plan. Amounts so paid shall then be used as an offset to the supplemental retirement and profit-sharing benefits, if any, thereafter payable which shall also be paid in an actuarially equivalent lump sum (calculated as set forth in Section 3(d)) promptly upon the later of termination of Qualifying Employment or attainment of age 55.

          Section 6.  GRANTOR TRUSTS AND SEGREGATED ACCOUNTS.  Notwithstanding
Section 5 of this Plan, the Company may provide for the establishment of Grantor Trusts and Segregated Accounts by or for the benefit of individual Executive Participants to provide for the payment of benefits (other than supplemental tax deferred amounts and related Company matching awards pursuant to Section 7) under this Plan, consistent with the following provisions:

          (a) The Trustee of the Grantor Trusts shall be a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion. Each Grantor Trust shall be established pursuant to a trust agreement having terms and provisions approved by the Company and consistent with this Section. The Grantor Trust shall be solely for the purpose of providing benefits under the Plan with respect to the Executive Participant, and neither the Company nor any creditors of the Company shall have any interest in the assets of the Grantor Trust. The Company shall be the administrator of the Grantor Trust, and shall have such powers as are granted by the trust agreement.

          (b) The Company shall pay the fees and expenses of the Trustee and all the expenses for the management and administration of each Grantor Trust and Segregated Account for all periods prior to the Executive Participant's termination of employment, and for a period of sixty (60) days thereafter and for any further period as may be authorized by the Company, and shall indemnify the Executive Participant against any liability or cost

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in respect thereof, including any tax liabilities or costs.

          (c) Each Segregated Account shall be a savings or other type of account approved by the Company established with a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion, or other form of segregated account with such a bank or trust company or other financial institution approved by the Company, in each case with such terms and provisions as are approved by the Company and consistent with this Section.

          (d) The Company may from time to time make contributions to either the Grantor Trust, or Segregated Account if directed by an Executive Participant, in amounts which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account will be approximately equal to the present value of the after tax equivalent of the Executive Participant's accrued benefits under Sections 3 and 4.

          (e) As promptly as practicable after the Executive Participant's termination of employment, whether by retirement, death or otherwise, the Company may make a final contribution to the Executive Participant's Grantor Trust, or Segregated Account if directed by the Executive Participant, in an amount which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account, will be equal to (i) the sum of the present value of the after tax equivalent of (A) if the termination of employment is not by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3, or if the termination of employment is by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3 immediately prior to his death and (B) the Executive Participant's supplemental profit-sharing benefit under Section 4, offset by (ii) any amounts previously actually withdrawn by the Executive Participant from his Grantor Trust or Segregated Account and income which would have been earned thereon, calculated as provided in paragraph (k) of this
Section 6.

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          (f) Amounts in a Grantor Trust or Segregated Account shall be invested separately as to amounts representing the Executive Participant's supplemental retirement benefit under Section 3 and the Executive Participant's supplemental profit-sharing benefit under Section 4. Supplemental retirement benefit amounts invested in a Grantor Trust shall be invested solely in the Vista Select Bond Fund to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account. As soon as practicable after the Executive Participant's 60th birthday, one-half of the amounts held in the Vista Select Bond Fund attributable to supplemental retirement benefits, and as soon as practicable after the Executive Participant's 63rd birthday, the remainder of the amounts held in the Vista Select Bond Fund attributable to supplemental retirement benefits, shall be invested solely in the Chase Manhattan Personal Trust Market Rate Account, provided that supplemental retirement benefit amounts shall not be transferred from the Vista Select Bond Fund to the Chase Manhattan Personal Trust Market Rate Account after the Executive Participant's 60th birthday or the Executive Participant's 63rd birthday if the amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits is in a "loss position". The amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits shall be in a "loss position" on the Executive Participant's 60th birthday if the current market value thereof at the Executive Participant's 60th birthday is less than 95% of the actuarial present value of the Executive Participant's supplemental retirement benefit calculated as of the end of the prior calendar year. The amount held in the Vista Select Bond Fund attributable to supplemental retirement benefits shall be in a "loss position" on the Executive Participant's 63rd birthday if the current market value thereof at the Executive Participant's 63rd birthday is less than 50% of 95% of the actuarial present value of the Executive Participant's supplemental retirement benefit calculated as of the end of the prior calendar year. The Company shall notify the Trustee promptly after the end of each calendar year of the actuarial present value of the Executive Participant's supplemental retirement benefit.
In the event that transfers cannot be made as soon as practicable after the Executive Participant's 60th or 63rd birthday because the amount of the Vista Select Bond Fund attributable to supplemental retirement benefits is then in a "loss position", the

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amounts attributable to supplemental retirement benefits shall be transferred as soon as practicable after the amount of the Vista Select Bond Fund attributable to supplemental retirement benefits is no longer in a "loss position". Supplemental profit-sharing benefit amounts invested in a Grantor Trust shall be invested in one or more of the (i) Vista Balanced Fund, (ii) Chase Manhattan Personal Trust Market Rate Account, (iii) Dodge & Cox Stock Fund, (iv) MFS Institutional Emerging Equities Fund, (v) Vanguard International Growth
Portfolio or (vi) PIMCO Total Return Fund, in such portions as are elected by the Executive Participant on a written election form approved by and filed with the Committee, all to the extent practicable and otherwise in the Chase
Manhattan Personal Trust Market Rate Account. The Executive Participant may change such election at any time by filing a new written election form with the Committee. The Committee shall promptly notify the Trustee as to any such elections or changes therein. Supplemental retirement benefit amounts and supplemental profit-sharing benefit amounts invested in a Segregated Account shall be invested solely in the Chase Manhattan Personal Trust Market Rate Account. In lieu of the calculation of investment gain or loss on supplemental profit-sharing awards prescribed by Section 4(b), an Executive Participant's profit-sharing benefit under Section 4 shall include the actual investment gain or loss on supplemental profit-sharing benefit amounts invested in accordance with this paragraph (f).

          (g) The Executive Participant may designate a beneficiary to receive amounts held in his Grantor Trust in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Executive Participant. The Committee shall notify the Trustee as to any such designation or changes therein. The provisions of Section 3(a),
(b), (c) and (d) and Section 4(e), providing for the payment of benefits to the Surviving Spouse of the Executive Participant, or other person designated by the Executive Participant or the Committee, in the event of the death of the Executive Participant, shall not apply to amounts in the Executive Participant's Grantor Trust or Segregated Account.

          (h) The Company shall make payments to the Executive Participant (or his beneficiary) from time to time in the approximate amounts required to compensate

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the Executive Participant (or his beneficiary) for additional federal, state and local taxes on income resulting from the inclusion in the Executive
Participant's or beneficiary's taxable income of contributions to the Executive Participant's Grantor Trust and Segregated Account, the final payment pursuant to paragraph (e) of this Section 6, and the income of the Grantor Trust and Segregated Account for periods prior to termination of employment (including amounts paid by the Company pursuant to paragraphs (b) and (e)) of this Section 6.

          (i) An Executive Participant may elect to transfer all or any portion of the funds in his Grantor Trust to his Segregated Account, or to transfer all or any portion of the funds in his Segregated Account to his Grantor Trust, upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established.

          (j) An Executive Participant may withdraw all or any portion of the funds in his Grantor Trust or Segregated Account at any time upon not less than sixty (60) days' written notice to the Company and to the Trustee, or the financial institution with which the Segregated Account is established, as the case may be.

          (k) Benefits payable to an Executive Participant or Surviving Spouse or other beneficiary under Sections 3 and 4 shall be offset by the pre-tax equivalent of amounts in the Executive Participant's Grantor Trust and Segregated Account at the time of the Executive Participant's termination of employment, including any final contribution or payment pursuant to paragraph
(e) of this Section 6, and by the present value of the pre-tax equivalent of any amounts withdrawn by the Executive Participant from his Grantor Trust or Segregated Account, plus the amounts of income which would have been earned on such withdrawn amounts from the time of withdrawal until the time of termination of employment, calculated by applying an earnings rate equal to the after-tax equivalent of an interest rate equal to the average monthly yield on ten year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of Qualifying Employment and the prior five months.

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          (l) The Grantor Trust shall terminate upon the expiration of sixty
(60) days following the termination of employment of the Executive Participant, unless continued by agreement between the Executive Participant and the Trustee.

          (m) Upon the making of the final contribution or other payment pursuant to paragraph (e) of this Section 6, and the payment pursuant to paragraph (h) of this Section 6 in respect of additional taxes resulting from such final contribution or payment, the Company shall have no further liability for benefits otherwise payable under Sections 3 and 4 to the Executive Participant or his Surviving Spouse, estate or other beneficiaries.

          (n) The provisions of this Section 6 shall supersede the provisions of any other Section of this Plan to the extent such other provisions might be considered to conflict with the provisions of this Section 6.

          SECTION 7. SUPPLEMENTAL TAX DEFERRED AMOUNTS AND RELATED COMPANY MATCHING AWARDS. (a) A Highly Compensated Employee who is a participant in the Profit-Sharing Plan and whose Tax Deferred Contributions are limited by the 40l(a)(17) Limitations may elect that the Company reduce his compensation and credit him with a supplemental tax deferred amount under this Plan for any Plan Year equal to the difference between (i) an amount up to the maximum Tax Deferred Contribution that the Highly Compensated Employee could have elected to be made to the Profit-Sharing Plan but for the 40l(a)(17) Limitations and (ii) the maximum Tax Deferred Contribution that the Highly Compensated Employee could have elected to be made to the Profit-Sharing Plan with his compensation subject to the 40l(a)(17) Limitations; provided that the sum of the Tax Deferred Contributions to the Profit-Sharing Plan and the supplemental tax deferred amount credited under this Plan for a Highly Compensated Employee for any Plan Year shall not exceed the limitation set forth in Section 402(g) of the Internal Revenue Code, or any successor provision, for such Plan Year.

          (b) A Highly Compensated Employee who is credited with a supplemental tax deferred amount under Section 7(a) shall also be credited with a related

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Company matching award equal to 50% of his supplemental tax deferred amount for any Plan Year.

          (c) An election by a Highly Compensated Employee pursuant to paragraph
(a) must be made by filing a form approved by the Committee with the Committee no later than the beginning of the Plan Year for which the election is to be effective specifying the amount of the supplemental tax deferred amount elected; provided that if a Highly Compensated Employee does not become eligible to elect Tax Deferred Contributions to the Profit-Sharing Plan until after the first day of a Plan Year, the Highly Compensated Employee may file his election pursuant to paragraph (a) for such Plan Year with the Committee no later than the effective date of the Highly Compensated Employee's eligibility to make Tax Deferred Contributions. An election pursuant to this paragraph will continue in effect for subsequent Plan Years unless changed by the Highly Compensated Employee by filing a form approved by the Committee with the Committee prior to the beginning of the Plan Year for which such change is to be effective. The election shall be irrevocable for any Plan Year.

          (d) The supplemental tax deferred amounts and Company matching awards pursuant to this Section 7 shall be deemed to have been made as of the first day of the Plan Year for which the election made pursuant to paragraph (c) is effective and shall be deemed to be thereafter invested in an interest bearing investment selected by the Trusts Investment Committee (or successor committee) of the Company. The amount of a Highly Compensated Employee's supplemental tax deferred amounts and related Company matching award benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (e) Supplemental tax deferred amounts and related Company matching awards under this Plan and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (f) Benefits under this Section 7 shall be paid by a single sum cash payment as soon as practicable following termination of Qualifying Employment.

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          (g) A Highly Compensated Employee may designate a beneficiary to receive the unpaid portion of his supplemental tax deferred contribution amounts and related Company matching award benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Highly Compensated Employee. If no effective designation of beneficiary shall be on file with the Committee when benefits under this Section 7 would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or to such other person or persons as the Committee may determine.

          Section 8. ADMINISTRATION. This Plan shall be administered by the Committee. All decisions and interpretations of the Committee shall be conclusive and binding on the Company and Highly Compensated Employees and Executive Participants. The Plan may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that no such amendment or termination shall deprive any Highly Compensated Employee or Executive Participant of supplemental retirement or profit-sharing plan benefits accrued to the date of such amendment or termination or modify the last two sentences of
Section 5 in a manner adverse to any Executive Participant; and provided further, however, that the Plan shall not be amended without approval of the stockholders of the Company if such amendment would materially increase the cost of the Plan to the Company.

          Section 9. NONASSIGNABILITY. Subject to Section 6, no Highly Compensated Employee or Executive Participant shall have the right to assign, pledge or otherwise dispose of any benefits payable to him hereunder nor shall any benefit hereunder be subject to garnishment, attachment, transfer by operation of law, or any legal process.

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